DOW JONES & COMPANY, INC. SEPARATION PLAN FOR SENIOR MANAGEMENT

1.

Purpose of the Plan: This Separation Plan for Senior Management provides benefits to eligible executives in the event that their employment with the Company is to be terminated under a variety of circumstances. The purpose of the Plan is to assure eligible executives that they will be dealt with fairly in such circumstances in order to encourage such executives to remain in the employ of the Company and to devote their full attention and energies to its best interests. This Plan, as approved by the Board of Directors of the Company on September 16, 1998, extended to employees in salary grades 1 through 9.  This Plan was thereafter amended by the Board of Directors of the Company on September 15, 2004, effective as of that date to extend, on a prospective basis, only to employees in salary grades 1 through 7.  Accordingly, employees who were assigned to salary grades 1 through 9 on September 14, 2004 remain entitled to the benefits of the Plan in its form as of such date for the remainder of the term of their employment with the Company (and, for the avoidance of doubt, employees who were assigned to salary grades 1 through 7 on that date will remain entitled to the benefits of the Plan even if they are reassigned, because of job change or otherwise, to salary grades 8 or 9 after that date).  Employees who are assigned to salary grades 1 through 7 on or after September 14, 2004 will be entitled to the benefits of the Plan.

2.

Notice of Intent to Terminate: If the Company intends to terminate the employment of any employee in salary grades 1 through 7 (an "eligible executive") for any reason other than for cause (as hereinafter defined), or if an eligible executive intends to terminate his or her employment with the Company because of constructive termination (as hereinafter defined), then the Company or such eligible executive, as the case may be, shall deliver to the other a written notice to that effect (a "notice of intent").

3.

Definition of "Cause": An eligible executive shall be deemed to be terminated for "cause" if he or she is to be terminated because he or she (i) has been convicted of, or has pleaded guilty to, a felony, (ii) is abusing alcohol or narcotics, (iii) has committed an act of fraud, material dishonesty or gross misconduct in connection with the Company's business (including, without limitation, an act that constitutes a material violation of the Company's Code of Conduct), or (iv) has willfully and repeatedly refused to perform his or her duties after reasonable demand for such performance has been made by the Company.

4.

Definition of "Constructive Termination": An eligible executive may deliver a notice of intent to terminate because of "constructive termination" if, without his or her prior consent, (i) such executive's position or duties are substantially reduced, (ii) such executive's base salary, target bonus opportunity or incentive compensation opportunity is materially reduced, (iii) other employee benefits afforded to such executive are materially reduced, (iv) such executive's salary grade is reduced below grade 7 in the case of executives in salary grades 5 through 7, or below grade 4 in the case of executives in salary grades 1 through 4, or (v) this Plan is terminated or amended in any material respect.

Notwithstanding the foregoing, no reduction in base salary, target bonus opportunity or incentive compensation opportunity, or other employee benefits, shall be deemed to constitute constructive termination if such reduction is made in conjunction with similar reductions generally applicable to all eligible executives. In addition, no change in salary grade level shall be deemed to constitute constructive termination if, concurrently with such reduction (and any subsequent reduction), the Company agrees to continue to extend the benefits of this Plan to such executive at the same level and on the same terms as applied to such executive prior to such reduction in salary grade. A notice of intent to terminate because of constructive termination must be given by the executive in question within six (6) months after the occurrence of the event giving rise to the right to give such notice of intent.

5.

Exclusive Separation Plan for Eligible Executives; Change in Control: This Plan is intended as the exclusive separation plan for eligible executives whose service with the Company is to be terminated as described in Section 2 and who execute and deliver the non-competition agreement, waivers and releases described in Section 6. Accordingly, such executives shall not be entitled to any benefits under the Company's Severance Pay Plan or any other similar severance or separation plan or arrangement.

This Plan is not intended to apply in the case of terminations of employment by eligible executives because of death, disability, or voluntary retirement or resignation, except as provided in the case of the death or disability of an executive during the period he or she is receiving payments pursuant to Section 8, and except as provided in the case of "constructive termination." In addition, this Plan is not intended to apply in the case of terminations that result from, or occur in connection with, a change in control of the Company, it being the intent of the Company to provide separation benefits to eligible executives in the case of a change in control of the Company that are superior to those set forth in this Plan. A "change in control" will be deemed to have occurred at such time as there is a transfer of the power to elect a majority of the Company's Board of Directors from the persons and entities who constituted the Company's "parent" on September 16, 1998 to persons or entities unaffiliated with such parent, or at such other time as such parent ceases to be the Company's parent.

6.

Non-Competition Agreement; Waivers and Releases: As promptly as possible, the executive in question and the Company shall execute and deliver (a) an agreement pursuant to which such executive agrees not to compete with the Company for the18 or 24 month period during which such executive is receiving payments pursuant to Section 8, and (b) customary mutual waivers and releases. Such agreement, waivers and releases shall be in such form as the Company may reasonably specify; may require the executive to take such steps as the Company may reasonably require to insure an orderly transition of the executive's duties (including the execution and delivery by the executive of written resignations from such offices, directorships and other positions as the Company may require); and shall provide that the Company may cease payments under Section 8 in the event of any material breach by the executive of the confidentiality or non-competition covenants contained in such agreement.

7.

Payment of Salary and Bonus for the Period prior to delivery of a Notice of Intent: The Company shall pay the affected executive's base salary in accordance with the Company's normal payroll practices through the end of the month during which a notice of intent is delivered hereunder. In addition, the Company shall pay the executive promptly after the end of the year in which such notice of intent is delivered a pro rata portion of the annual bonus that the executive would have received had he or she continued to perform duties for the entire year, pro rated through the end of the month in which a notice of intent is delivered hereunder.

8.

Payment of Salary and Target Bonus during the Period following delivery of a Notice of Intent: Provided that the affected executive has executed and delivered the non-competition agreement, waivers and releases described in Section 6, the Company shall continue to pay the executive his or her regular salary in accordance with the Company's normal payroll practices commencing with the regular salary payment next following the month in which a notice of intent is delivered and continuing (a) through the 24th month following such month if the executive is in salary grade 1, 2, 3 or 4, or (b) through the 18th month following such month if the executive is in salary grade 5, 6, or 7. In addition, the Company will pay the executive monthly during such 18 or 24 month period, as the case may be, an amount equal to one-twelfth of the amount of his or her annual "target" bonus that was in effect for the year in which the notice of intent was delivered. If an executive becomes disabled or dies during the period he or she is receiving payments hereunder, such payments will continue to be made thereafter for the balance of the 18 or 24 month period, as the case may be, to such executive (in the case of disability) or such executive's estate or designated beneficiary (in the case of death).

For the avoidance of doubt, it is the purpose of this Plan to provide that each eligible executive who is the subject of a notice of intent hereunder, and who executes and delivers the non-competition agreement, waivers and releases called for hereby, will receive continued payment of his or her base salary and target bonus for 24 months (in the case of executives in salary grades 1 through 4) and 18 months (in the case of executives in salary grades 5 through 7) following the month in which such notice of intent was delivered.

9.

Continuation of Certain Employee Benefits: During the period that an executive is receiving payments of salary and target bonus pursuant to Section 8, such executive shall continue as an employee of the Company for purposes of, and shall continue to participate in, the following employee benefit plans and programs (including any successors to such plans and programs): the profit-sharing retirement and supplementary benefit plans; the health and dental care plans; and the executive death and group life, disability and accident insurance plans, provided that coverage under any health, dental or other insurance plan will cease if the executive becomes covered by another such plan. Coverage for the executive in question under the executive death and group life and disability insurance plans will be maintained at the levels in effect for such executive immediately prior to the delivery of the notice of intent. The Company's contributions on behalf of the executive to the profit-sharing retirement and supplementary benefit plans, and any successors thereto, will be based upon the amounts paid to such executive for the periods in question pursuant to Sections 7 and 8.

10.

Stock Options; Contingent Stock Rights:

(a)

Stock Options. Except as otherwise provided in the case of executives who qualify for retirement as provided in Section 12:

(i)

vested stock options held by an executive who is the subject of a notice of intent hereunder shall remain exercisable in accordance with their terms until the earlier of (x) the expiration of the option and (y) the last day (the "termination date") of the month during which the final payment of salary and target bonus under Section 8 is due and payable;

(ii)

unvested stock options held by such an executive shall continue to vest, and once vested shall be exercisable, in accordance with their terms until the termination date; and

(iii)

all vested and unvested stock options held by such an executive will terminate on the termination date.

(a)

Contingent Stock Rights. An executive who is the subject of a notice of intent hereunder shall receive a pro rated final award with respect to each of his or her outstanding grants of contingent stock rights under the Long Term Incentive Plan (or any predecessor or successor thereto) equal to (i) the maximum number of shares of common stock covered by such grant, multiplied by (ii) a fraction the numerator of which is the aggregate number of shares granted as final awards to all participants under the Long Term Incentive Plan (excluding the executive in question) with respect to the performance period covered by such grant, and the denominator of which is the aggregate of the maximum number of shares covered by all grants held by all such participants (excluding such executive) with respect to such performance period, multiplied further by (iii) a fraction the numerator of which is the number of months from the commencement of the performance period in question through and including the termination date as defined in Section 10(a), and the denominator of which is the total number of months in such performance period. Such final award shall be paid to the executive in accordance with the Long Term Incentive Plan after the end of the performance period in question at the same time as final awards are delivered to the other participants in the Long Term Incentive Plan.

(b)

No further awards. An executive who is the subject of a notice of intent hereunder shall not be eligible thereafter to receive new stock option grants or new contingent stock rights awards under the Long Term Incentive Plan or otherwise.

1.

Financial Counseling and Outplacement Services: An executive who is the subject of a notice of intent hereunder shall be entitled to receive financial counseling services during the first 12 months that he or she is receiving payments pursuant to Section 8; the cost of such services shall be paid by the Company up to such reasonable amount as the Company may specify. In addition, such an executive shall be entitled to receive outplacement services at a level commensurate with the executive's position; the cost of such services shall be paid by the Company up to an amount equal to 20% of such executive's annual base salary in effect on the date the notice intent is delivered.

2.

Termination of Employment; Retiree Status: An executive who is the subject of a notice of intent hereunder shall cease to be an employee of the Company on the termination date as defined in Section 10(a). If such executive is 55 years of age or older on such date, and if he or she has accumulated 10 or more years of service with Dow Jones as of such date (including in computing such years of service the 18 or 24 months, as the case may be, that the executive received payments under Section 8), then such executive's employment shall be deemed to have been terminated on the termination date because of retirement, and such executive shall thereupon be deemed to be a retiree for purposes of the Company's profit sharing and other retirement plans; health, life, executive death and disability insurance plans; stock option, deferred compensation and supplementary benefit plans; any predecessors or successors to such plans; and all other plans and programs then or thereafter in effect for the Company's retirees and for which such executive qualifies.

Without limiting the generality of the foregoing:

(a)

Such executive shall participate as a retiree in the retiree health plan, and the 18 or 24 months, as the case may be, that the executive received payments under Section 8 shall be credited to such executive's years of service for purposes of determining his or her benefit levels under such plan.

(b)

All vested stock options held by such executive shall continue to be exercisable in accordance with their terms until the expiration dates set forth in the respective stock option agreements. In addition, all unvested stock options held by such executive shall continue to vest and, once vested, shall similarly be exercisable in accordance with their terms until the expiration dates set forth in the respective stock option agreements.

1.

Claims Procedure: Benefits will be provided as specified in this Plan to each eligible executive who is the subject of a notice of intent hereunder. If such an executive believes that he or she has not been provided with benefits as and when due under this Plan, then such executive may pursue his or her remedies under the claims and appeals procedures set forth in the summary plan description applicable to the Company's health and life insurance plans (which claims and appeals procedures are hereby incorporated herein by reference); provided, however, that requests for reconsideration under this Plan must be filed with the Company's Vice President/Employee Relations or General Counsel, or such other officer as the Company's Board of Directors may designate, as the executive may elect, within sixty (60) days after the date that he or she should have received such benefits.

2.

Termination and Amendments; Miscellaneous:

(a)

This Plan may be terminated or amended by the Board of Directors of the Company at any time or from time to time, provided that no such termination or amendment shall terminate, amend or otherwise affect the obligations of the Company hereunder to any executive as to whom a notice of intent has theretofore been delivered, or to any executive who elects to deliver a notice of intent (as provided in Section 4) because of such termination or amendment of this Plan; it being the intent of the Company that this Plan will remain in full force and effect with respect to, and for the benefit of, such executives notwithstanding its termination or amendment.

(b)

Except as otherwise provided herein, the provisions of this Plan, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish an executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, employment agreement or other contract, plan or arrangement.

(c)

The Company may withhold from any amounts payable under this Plan (i) such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation and (ii) such amounts, if any, as such executive owes the Company.

(d)

The failure to insist upon strict compliance with any provision hereof, or the failure to assert any right hereunder, shall not be deemed to be a waiver of such provision or right or of any other provision or right under this Plan.

(e)

All payments to be made hereunder shall be paid from the Company's general funds and no special or separate fund shall be established and no segregation of assets shall be made to assure the payment of such amounts. Nothing contained in this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any eligible executive or any other person with respect to amounts to be paid hereunder.

(f)

If the Company determines that it is impossible or impractical to provide benefits hereunder pursuant to plans or programs maintained for its employees or executives generally, the Company shall provide substantially equivalent benefits to affected executives through other means. For example, if for any reason the Company determines that it is impossible or impractical to make contributions on behalf of eligible executives to any tax qualified contributory retirement plan, the Company will credit the amount it would otherwise have contributed to such plan to a deferred compensation or similar account for the benefit of such executive. Similarly, if for any reason the Company determines that it is impossible or impractical to provide life, health or other insurance coverage to an executive under existing employee, executive or other group plans, the Company will purchase or otherwise provide such coverage separately for any affected executive. If any such arrangement results in the recognition of taxable income by an executive, the Company will reimburse such executive for all taxes paid on such income and for all taxes paid on all reimbursements of taxes hereunder.